4Q20 and 2020 Financial Results January 20, 2021 Exhibit 99.2

Forward-looking statements and use of non-GAAP financial measures Forward-Looking Statements. This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; The COVID-19 pandemic and associated lockdowns and their effects on the economic and business environments in which we operate; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Further, statements about the estimated impact of CECL are forward-looking statements and are subject to the risk that the actual impact of CECL may differ, possibly materially, from what is reflected in those statements due to, among other things, changes in macroeconomic conditions and any of the other variables discussed, as well as changes based on continuing review of models and assumptions. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ending June 30, 2020. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

4Q20 and Full Year 2020 GAAP financial summary See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

4Q20 and Full Year 2020 Underlying financial summary(1) See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Overview(1) Strong full-year 2020 results despite COVID-19 disruption Underlying net income of $1.1 billion, with EPS of $2.41 Record pre-provision profit up 12% on an Underlying basis Record noninterest income, up 24%, reflects the build out of our fee businesses with record results across Mortgage, Capital Markets and Wealth Positive operating leverage of 4.1% on an Underlying basis Underlying ROTCE of 7.5% compares with 12.8% for 2019 2020 net reserve build of $923 million impacted Underlying ROTCE by 5.4 percentage points and EPS by $1.73 Prudently managing credit Allowance for credit losses coverage ratio of 2.17%, or 2.24% excluding PPP loans Net charge-offs of 61 bps, down 9 bps from 3Q20; up 20 bps YoY Retail and commercial credit trending as expected; commercial issues reside in segments most affected by COVID-19/lockdowns Robust capital, liquidity and funding 10.0% CET1 ratio(3) allows for organic loan growth and attractive return of capital to shareholders Period-end LDR ratio of 83.6%, or 80.9% excluding PPP loans, vs. 95.0% a year ago; average DDA up 42% YoY and 4% QoQ. Total available liquidity of ~$75 billion at December 31, 2020 Board of directors authorized $750 million common stock repurchase program commencing first quarter 2021 4Q20 results reflect benefit of diversified business model Underlying net income of $480 million and EPS of $1.04 Revenue of $1.7 billion up 4% YoY and down 5% QoQ from record results Strong noninterest income led by Mortgage and Capital Markets; up 17% YoY, and down 12% QoQ from record results NII down 1% YoY given challenging rate environment, partly offset by earning asset growth of 9.8% and lower funding costs; down 1% QoQ NIM of 2.75%, down 8 bps QoQ reflecting elevated cash balances; 2.92%(2) ex-elevated cash, stable QoQ Underlying efficiency ratio of 56.8%, with positive operating leverage of 2.1% YoY Underlying ROTCE increased to 12.9% from 9.0% in 3Q20 and compares with 12.5% in 4Q19 See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

NII down 1% Reflects lower commercial loan balances and lower NIM NIM of 2.75%, down 8 bps Elevated cash impact of 17 bps vs. 8 bps in 3Q20; NIM ex-elevated cash up 1 bp Lower asset yields, partially offset by improved funding mix and lower deposit costs Interest-bearing deposit costs down 8 bps Highlights Net interest income $s in millions, except earning assets Average interest-earning assets Net interest income Net interest margin, FTE NII and NIM Year-Over-Year Linked Quarter Broadly stable NII with earning asset growth; NIM pressure from elevated cash balances NII down 1% 10% growth in interest-earning assets, including PPP, more than offset by lower NIM NIM of 2.75%, down 31 bps Reflects lower rates and elevated cash balances given strong deposit flows Partly offset by improved funding mix and deposit pricing Interest-bearing deposit costs down 82 bps NIM 3Q20 to 4Q20 -17 bps -8 bps NIM impact from elevated cash above target 3Q20 4Q20 NIM, FTE NIM, excluding impact of elevated cash See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30. (1)

Noninterest income down 12% Mortgage banking fees declined 33% from a record 3Q20 given lower gain-on-sale margins while production volumes remained near record levels Record capital markets fees, up 52% driven by higher M&A advisory and loan syndication fees FX & IRP up 30% reflecting increased client activity, largely tied to higher variable rate loan originations Service charges and fees continue to recover from COVID-19 impacts Other income declined from 3Q20 level that included gain on sale of education loans Year-Over-Year Linked Quarter Noninterest income $s in millions Highlights Noninterest income up 17% Strong growth in mortgage banking fees, up 141%, driven by higher production and gain-on-sale margins Record capital markets fees up 33% on higher M&A advisory and loan syndication fees Results partially offset by lower service charges and fees and card fees reflecting COVID-19 impacts FX & IRP fees down from a record 4Q19 given lower loan originations, less volatility, and smaller CVA benefit Investments in fee businesses driving 17% YoY growth Noninterest income

Mortgage banking

Well positioned to capitalize on current demand, grow share and perform well even as rates rise

Mortgage banking fee growth



$s in millions
$80
$287
$193
$302
$915
4Q19
3Q20
4Q20
FY19
FY20
Production revenue
Servicing revenue net of MSR impact

Mortgage origination $s in billions	4Q19	FY19	1Q20	2Q20	3Q20	4Q20	FY20
Retail	$ 3.2	$ 9.4	$ 2.5	$ 3.9	$ 4.3	$ 4.1	$14.8
Third Party	5.8	17.0	4.8	7.4	6.8	6.8	25.8
Total[1]	$ 8.9	$26.4	$ 7.3	$11.3	$11.1	$10.9	$40.6
Gain on sale of secondary originations	0.98%	1.18%	2.36%	3.09%	3.04%	2.09%	2.67%

Highlights

- Record FY20 mortgage banking fees, more than tripling year-over-year, reflecting $41 billion of originations and strong gain-on-sale margins
- Expect another strong mortgage market in 2021 with latest industry estimates at ~$3.5 trillion originations vs. ~$4 trillion in 2020
  - Expect to grow CFG originations across all channels
  - CFG purchase mix expected to increase from 38% in FY20 to ~50% in FY21
- Gain-on-sale margins expected to gradually fall, reflecting growth in industry capacity and competitive dynamics
- Mortgage volume-related expenses expected to remain elevated in FY21 reflecting higher originations
  - Transformation initiative on track to deliver targeted efficiency benefits in 2021 within production and servicing
  - Digitization initiatives underway in third-party channels

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

Citizens Financial Group, Inc.

8

Noninterest expense(1) Expense discipline contributes to Underlying positive operating leverage of 2.1% YoY and 4.1% FY20 Year-Over-Year Linked Quarter Highlights Underlying noninterest expense up 1% Salaries and employee benefits up 2%, reflecting strong mortgage production Higher outside services tied to Consumer-related volumes and seasonal impacts Continued expense discipline providing partial offset Underlying noninterest expense up 2% given strong expense discipline and benefit of TOP program Salaries and employee benefits up 5%, reflecting strong mortgage production Equipment and software expense up 8% given continued investments in technology Outside services expense up 7% largely tied to growth initiatives Other operating expense declined 16% given lower travel and advertising costs Underlying efficiency ratio See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Average loans and leases (2) $s in billions Average core loans and leases(1) Average core loans up 4% YoY with commercial up 7% and retail up 1%; down 1% QoQ Year-Over-Year Linked Quarter Highlights Average core loans down $1.4 billion, or 1% Commercial decreased 4%, reflecting line draw repayments and payoffs outpacing originations Retail up 2% driven by increase in education and mortgage; growth in point-of-sale finance was offset by run off in personal unsecured Period-end core loans decreased $780 million, or 1%, with a $1.4 billion decrease in commercial, partly offset by a $634 million increase in retail Average core loans up $4.8 billion, or 4% Commercial up $3.9 billion, or 6.9%, including $4.5 billion of PPP loans Retail up $885 million, or 1.5%, with growth in education, partly offset by lower home equity, personal unsecured and credit card Period-end core loan growth of $4.3 billion, or 3.7%, with commercial up 6.0%, including $4.1 billion of PPP loans, and retail up 1.5%, or 4.1% before loan sale activity See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Average funding and cost of funds Strong deposit growth, with improving mix and pricing; interest-bearing deposit costs down to 27 bps Growing lower-cost deposits(1) $s in billions Period end loan-to-deposit ratio Year-Over-Year Linked Quarter Highlights Average deposits up 3% driven by money market, demand deposits and savings, partially offset by a decrease in term deposits Citizens Access® deposits of $6.1 billion, down 4% given run off of term deposits Interest-bearing deposit costs down 8 bps to 27 bps; targeting low/mid-teen deposit costs by year-end 2021 Total deposit costs down 6 bps Average deposits up 16% reflecting growth in demand deposits, money market, savings and checking with interest, partially offset by a decrease in term deposits Interest-bearing deposit costs down 82 bps Total deposit costs down 64 bps See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Credit quality(1) Provision for credit losses Total net c/os Net c/o ratio Provision for credit losses, net charge-offs Highlights NCOs down $29 million QoQ driven by commercial, with a reduction in charge-offs in C&I and leasing largely offset by an increase in CRE as a result of COVID-19 impacts 4Q20 provision of $124 million compares with 3Q20 of $428 million and $110 million at 4Q19 Nonaccrual loans decreased $258 million QoQ reflecting a $302 million decrease in commercial given charge-offs, returns to accrual and repayments and a $44 million increase in retail as loans exit forbearance ACL to loans of 2.24%, ex PPP, down from 2.29% for 3Q20 Primarily reflects net charge-offs exceeding the reserve impact of new loan originations. The benefit from an improved economic forecast was offset by increasing qualitative reserves against commercial areas of concern ACL to nonaccrual loans and leases ratio of 262% compares with 214% as of 3Q20 and 184% as of 4Q19 $s in millions $s in millions Nonaccrual loans See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30. Allowance for credit losses $s in millions (3) (2)

CET1 ratio improved to 10.0%(1) QoQ, at the high end of our targeted 9.75-10.0% operating range Citizens board of directors authorized the Company to repurchase up to $750 million of the Company’s common stock beginning in first quarter 2021 Demonstrating strong PPNR generation through current stress environment PPNR as % of average assets has strengthened in recent years reflecting benefits of investments, an increasingly diversified revenue base and continued expense discipline Strong capital & PPNR growth reflects diversified business model Highlights Strong Underlying PPNR performance(3) $s in billions Capital levels continue to strengthen See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

TOP programs a key driver of positive operating leverage since IPO

Announced pre-tax benefits


$s in millions
~$200
~$140
~$115
~$115
~$105
~$400-$425
~$300
-$325
2014
TOP 1
2015
TOP 2
2016
TOP 3
2017
TOP 4
2018
TOP 5
2019/20
TOP 6
Revenue
Efficiencies and tax
Upsizing in 2020

- ~$325 million announced July 2019
  - ~85% efficiency/~15% revenue
- ~$100 million upsizing announced October 2020
  - Efficiency-focused
- Achieved ~$225 million pre-tax run-rate benefit by YE2020
- On track for total ~$400-$425 million pre-tax run-rate benefit by YE2021

Year-over-year operating leverage averages ~4% from 2015-2020


-0.1%
3.3%
4.2%
6.8%
4.0%
3.3%
-0.2%
-0.3%
4.1%
2014
2015
2016
2017
2018
2019
2020
Underlying(1)
Underlying ex acquisitions(1)

CAGR 2014-2020

Revenue +7%

Expense +3%

Citizens Financial Group, Inc.

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

14

Strategic priorities Consumer Commercial E2E digital transformation to increase sales and drive self-service interactions Leverage Citizens Access® and lending capabilities to deliver national value proposition Citizens Pay launch and consumer-led point-of-sale pilot Accelerate growth in Wealth Branch transformation/advisory focus Strengthen corporate finance advisory model with deep industry expertise across key verticals Grow mid-corporate client base through geographic expansion into Southeast, Texas and California Enhance capabilities in Treasury Solutions and Capital Markets to deepen relationships Next Gen Technology Modern operating model Culture/ leadership/ talent Enterprise-wide payments Enterprise-wide initiatives supporting Consumer and Commercial E2E digital transformation National expansion Deepening relationships Enhancing coverage model Expanding geographic reach Building solution sets and fee capabilities

FY2021 outlook

	Underlying 2020[1]	2021 expectations vs. Underlying 2020[1]
Net interest income, NIM	■ $4,586 million net interest income ■ 2.89% NIM full-year; 2.75% NIM in 4Q20	■ Net interest income down slightly vs FY20 ■ High single digit decrease in FY NIM
Balance sheet growth	■ $124.5 billion average loans (excluding LHFS) ■ $159.3 billion average interest-earning assets	■ Mid/high single digit spot loan growth with acceleration in 2H; ~2% average loan growth vs. FY20 ■ Average interest-earning assets up ~1.5-2.0%
Noninterest income	■ $2,319 million noninterest income	■ Down high single digits from record FY20 reflecting lower mortgage banking fees given decline in gain-on-sale margins
Noninterest expense, tax rate	■ $3,866 million noninterest expense, up 2.3% ■ 56.0% efficiency ratio ■ 19.9% tax rate	■ ~1.5-2% increase reflecting TOP benefits, partially offset by higher mortgage volume-related expenses and reinvestment in strategic initiatives ■ Tax rate of ~21%
Credit	■ 56 bps net charge-off ratio; 2.17% ACL ratio	■ Net charge-offs ~50-65 bps; expect meaningful reserve release
Capital management	■ Maintained dividend at $0.39 per quarter ■ 10.0% CET1 ratio[3]	■ Expect to maintain CET1 ratio in the 9.75-10.0% range
Key economic assumptions	■ YE 2020: fed funds rate of ~1.50-1.75% ■ 10-year Treasury rate of ~1.75-2.25% range ■ Full-year GDP growth in the ~2-2.5% range	■ YE 2021: fed funds rate unchanged at 0.0-0.25% ■ Ending 10-year Treasury rate of ~1.25-1.50% range ■ Full-year GDP growth in the ~4.5-5% range

Citizens Financial Group, Inc.™

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

16

1Q21 outlook vs. 4Q20 We offer commentary on factors influencing key categories See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Key messages(1) Citizens 2020 results demonstrate strength and resiliency of franchise and strong execution despite COVID-19 disruption Record fee income with record results across Mortgage, Capital Markets and Wealth reflecting investments made to broaden capabilities and increase scale Delivered Underlying positive operating leverage of 4%; PPNR growth of 12% YoY Underlying ROTCE of 7.5% compares with 12.8% for 2019 reflecting COVID-19 disruption; net reserve build during 2020 impacted EPS by $1.73 and ROTCE by 5.4 percentage points TBV/share of $32.72 up 2% YoY Underlying 4Q20 results reflect the benefit of Citizens diversified business model Strong fee income led by Mortgage and record Capital Markets; up 17% YoY and down 12% QoQ from record results Positive operating leverage of 2.1% YoY; 56.8% efficiency ratio Citizens remains well capitalized and maintains ample liquidity Robust capital levels with CET1 ratio of 10.0%(2) Prudent ACL/loans ratio of 2.17%, 2.24% excluding PPP loans Board authorized $750 million share repurchase program Continue to make progress on our strategic initiatives, while incorporating changes from the environment TOP 6 Program achieved FY2020 pre-tax run-rate target of ~$225 million; on track for expected total pre-tax run-rate benefit of ~$400-$425 million by YE2021 Prioritizing major strategic initiatives: Consumer national expansion; growing POS finance; broadening Commercial coverage, and enhancing advisory capabilities Seeking to come out of crisis with positive momentum See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Appendix

$s in billions $s in billions Year-over-Year Underlying results(1) $s in millions Return on average total tangible assets $s in millions, except per share data á 4% á 16% á 7% â 4 bps á 4% $0.99 $1.04 á 5% á 40 bps Pre-provision profit Average Loans Return on average total tangible assets Net income available to common shareholders and EPS Average deposits Return on average tangible common equity See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

$s in billions $s in billions Linked-quarter Underlying results(1) $s in millions $s in millions, except per share data â 1% á 3% â 12% á 31 bps á 43% $0.73 $1.04 á 42% á 389 bps Pre-provision profit Return on average total tangible assets Average loans Net income available to common shareholders and EPS Return on average tangible common equity Average deposits See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Full year Underlying results(1) $s in millions $s in millions, except per share data á 12% $s in billions $s in billions á 6% á 13% $3.84 â 49 bps â 523 bps $2.41 â 37% â 40% Pre-provision profit Net income available to common shareholders and EPS Average deposits Return on average tangible common equity Average loans Return on average total tangible assets See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Credit quality - monitoring delinquencies as forbearance programs wind down

Retail loan portfolio				In forbearance at:						
				June 30, 2020		September 30, 2020		December 31, 2020[1]		
$ billions	4Q20	% total CFG	Weighted Avg FICO	$	%	$	%	$	%	Weighted Avg FICO
Residential mortgages	$19.5	16 %	~785	$1.1	5.6 %	$0.9	4.4 %	$0.7	3.6 %	~720
Home equity	12.1	10	~765	0.4	3.3	0.1	1.1	0.1	0.8	~645
Automobile	12.2	10	~740	1.0	8.1	0.5	3.5	0.2	1.9	~655
Education	12.3	10	~790	0.9	8.7	0.8	6.5	0.4	2.9	~765
Credit card	1.9	2	~740	0.0	2.3	0.0	1.0	0.0	0.7	~645
Other retail	4.2	3	~755	0.2	4.0	0.1	3.0	0.0	0.8	~725
Total retail	$62.3	51 %	~770	$3.5	6.0 %	$2.4	3.8 %	$1.4	2.3 %	~715

*Using a methodology which assumes forbearance ends after customers' first scheduled post-forbearance payment. Under an alternative method where forbearance ends immediately after the last deferred payment, the forbearance rate would be ~1.5%

Retail

- Broadly stable early-stage consumer delinquency trends
  - ~94% of borrowers exited forbearance are current
- Total retail forbearance rate has declined to 2.3% at 12/31/20

Commercial loan portfolio			Loans with deferrals at[2]					
			June 30, 2020		September 30, 2020		December 31, 2020	
$ billions	4Q20	% total CFG	$	%	$	%	$	%
Commercial and industrial	$39.4	32 %	$2.1	4.9 %	$0.3	0.9 %	$0.2	0.5 %
Commercial real estate	14.2	11	1.0	7.0	0.5	3.2	0.1	0.7
Lease	2.0	2	0.0	0.8	-	-	-	-
Total commercial[3]	$55.6	45 %	$3.1	5.2 %	$0.8	1.4 %	$0.3	0.5 %
Business Banking	$5.2	4 %			$0.5	8.1 %	$0.1	1.0 %

Commercial

- Commercial deferrals down to ~0.5% at year-end
- Business Banking deferrals ~1% at year-end

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

Citizens Financial Group, Inc.

23

Allocation of allowance for credit losses by product type See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Highlights Commercial credit – diversified portfolio with prudent credit discipline Overall Highly granular and diversified portfolio in terms of geography, industry and asset class The nascent economic recovery, improved liquidity given capital raising and federal stimulus continues to reduce the areas of market concern Areas of market concern declined to 4.6% of the total CFG loan portfolio at 4Q20 from 4.9% at 3Q20 Areas of market concern have ~3.3x the reserve coverage compared to total commercial portfolio ex PPP Industry sector of market concern Areas stabilizing Continued concern See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30. Reserve coverage (3) (3)

Retail credit - diversified portfolio with prudent credit discipline

Retail portfolio $in billions	3Q20 Balance	3Q20 % of total CFG	3Q20 WA FICO	3Q20 Nonaccrual $	3Q20 Nonaccrual %	4Q20 Balance	4Q20 % of total CFG	4Q20 WA FICO	4Q20 Nonaccrual $	4Q20 Nonaccrual %
Residential mortgage	$19.6	16 %	~785	$ 0.13	0.67 %	$19.5	16 %	~785	$ 0.17	0.86 %
Home equity	12.3	10	~765	0.27	2.15	12.1	10	~765	0.28	2.28
Auto	12.0	10	~735	0.08	0.66	12.2	10	~740	0.07	0.59
Education	11.6	9	~785	0.02	0.14	12.3	10	~790	0.02	0.14
Credit card	1.9	2	~740	0.02	0.91	1.9	2	~740	0.02	0.91
Other retail	4.2	3	~755	0.01	0.19	4.2	3	~755	0.01	0.24
Total retail[1]	$61.7	50 %	~770	$ 0.52	0.84 %	$62.3	51 %	~770	$0.56	0.90 %

Commentary

- ~70% of the retail portfolio is secured
- Mortgage weighted-average LTV of 63% with ~3% of the portfolio with refreshed FICO scores <650
- ~50% of the HELOC portfolio is secured by 1st lien
  - ~70% of HELOC has CLTV <70; ~95% CLTV < 80
- Education refinance portfolio borrowers at origination have been employed ~5 years on average with:
  - ~30% co-sign
  - ~60% have advanced degrees
- Education In School ~90% co-sign
- Vast majority of point-of-sale portfolio subject to loss sharing arrangements

Broadly stable QoQ trends on FICO scores, delinquencies

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

Citizens Financial Group, Inc.™

26

Reiterating medium-term financial targets[(1)]

Medium-term financial targets			
ROTCE	Efficiency Ratio	CET1	Dividend payout ratio
~14-16%	~55%	~9.75-10.00%	~35-40%

Economic assumptions

- Real GDP growth of ~4.5 to 5% for 2021; trending toward ~2.0% to 3.0% annually over the medium term
- Unemployment rate: ~5.0% by YE2021; trending toward ~3.5% annually over the medium term
- No Fed Funds rate changes in 2021; modest upward Fed moves begin 1H2023. Expect curve steepening over 2021/22

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

Citizens Financial Group, Inc.™

27

FY2021 expense outlook (1) $s in millions Noninterest expense 2019-2020 Noninterest expense outlook 2020-2021 Engineering/ Cyber/Digital Wealth National Expansion Point-of-sale Commercial expansion Branch rationalization E2E digitization Organization simplification Tech optimization Mortgage Operations Contact centers Marketing +1.5 to +2.0% $s in millions +2.3% Engineering/ Cyber/Digital Commercial expansion Point-of-sale Procurement Branch rationalization Organization simplification Mortgage Journey Mortgage Operations Contact centers See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Digital usage and engagement trends

Digital adoption and engagement continues to accelerate within regional footprint

4Q20 YoY

Metric	YoY
Digital Active Households	+7%
Digital Logins	+15%
Active Mobile Households	+15%
Digital as % of sales	+11 pts

Consumer deposit transaction mix



YoY
55%
22%
23%
42%
30%
28%
-13 pts
+8 pts
+5 pts
4Q19
4Q20
ATM
Mobile
Branch

Digital trends driving national expansion and E2E digitization efforts

- New mobile app for iOS customers launched in January after Android launch in 4Q20
- Digital Net Promotor Score increased 12-14 points in 4Q20 YoY
- Citizens Access® raised $5.9 billion deposits digitally as of December 31, 2020
  - Leverage Citizens Access® and lending capabilities to deliver national value proposition
- Accelerating end-to-end (“E2E”) digitization
  - Customer journey-based re-imagination of the consumer experience, creating digital-first workflows and operational processes; loan servicing and deposit operations launched
  - Improve efficiency of customer interactions, e.g., self-serve capabilities
  - Drive long-term efficiency, e.g., “war” on paper, further branch rationalization

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Notable Items(1) Fourth and third quarter 2020 and fourth quarter 2019 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives. Fourth and third quarter 2020 and fourth quarter 2019 results also reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company ("FAMC") acquisition. These notable items have been excluded from reported results to better reflect Underlying operating results. Cumulative integration costs related to the FAMC acquisition totaled $34 million after-tax through the end of fourth quarter 2020. See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30.

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations

Non-GAAP financial measures and reconciliations

Notes

Notes on Non-GAAP Financial Measures

See important information on Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" or "Adjusted" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable.

General Notes

a) References to net interest margin are on a fully taxable equivalent ("FTE") basis. In 1Q19, Citizens changed its quarterly presentation of net interest income and net interest margin (NIM). Consistent with our understanding of general peer practice, the Company simplified the calculation of its reported NIM to equal net interest income, annualized based on the actual number of days in the period, divided by average total interest earning assets for the period. Under the Company's prior methodology, NIM was calculated using the difference between the annualized yield on average total interest-earning assets and total interest-bearing liabilities for the period. The Company also began presenting both net interest income and NIM on an FTE basis. Prior periods have been revised consistent with the current presentation.
b) Beginning in the first quarter of 2019, borrowed funds balances and the associated interest expense are based on original maturity. Prior periods have been adjusted to conform with the current period presentation.
c) Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS.
d) Select totals may not sum due to rounding.
e) Current period regulatory capital ratios based on Basel III standardized approach are preliminary
f) Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.
g) NIM excluding elevated cash adjusts interest-earning assets to exclude the impact of cash above targeted operating levels
h) References to "Underlying results before the impact of Acquisitions" exclude the impact of acquisitions occurring after 2Q18 and notable items, as applicable

Notes on slide 3 - 3Q20 GAAP financial summary

1) See above general note a).
2) In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice.
3) Full-time equivalent employees.

Notes on slide 4 - 3Q20 Underlying financial summary

1) See above note on non-GAAP financial measures.

Notes on slide 5 - Overview

1) See above note on non-GAAP financial measures.
2) See above general note on NIM excluding the impact of elevated cash
3) See above general note e).

Notes on slide 6 - Net interest income

1) See above note on non-GAAP financial measures. See above general note on NIM excluding the impact of elevated cash

Notes on slide 8 - Mortgage banking fees

1. See above general note d).

Notes on slide 9 - Noninterest expense

1) See above note on non-GAAP financial measures.

Notes on slide 10 - Average loans and leases

1) See above general note d).
2) Non-core loans are primarily liquidating loans and lease portfolios inconsistent with our strategic priorities, generally as a result of geographic location, industry, product type or risk level and are included in Other.

Notes on slide 11 - Average funding and cost of funds

1) Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.

Notes on slide 12 - Credit quality

1) Beginning in the fourth quarter of 2019, nonperforming balances exclude both fully and partially guaranteed residential mortgage loans sold to Ginnie Mae for which the Company has the right, but not the obligation, to repurchase. Prior periods have been adjusted to exclude partially guaranteed amounts to conform with the current period presentation.
2) See above note on non-GAAP financial measures.
3) Allowance for credit losses to nonperforming loans and leases.

Notes on slide 13 - Strong capital & PPNR growth reflects diversified business model

1) See above general note e).
2) For regulatory capital purposes, in connection with the Federal Reserve's final interim rule as of April 3, 2020, 100% of the $451 million Day-1 CECL impact recorded as of January 1, 2020 will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the cumulative reserve build of $923 million since January 1, 2020, or $231 million, will be phased in over the same time frame.
3) See above note on non-GAAP financial measures.

Notes on slide 14 - TOP programs a key driver of positive operating leverage since IPO

1) See above note on non-GAAP financial measures.

Notes on slide 16 - FY2021 outlook

1) See above note on non-GAAP financial measures.

Citizens Financial Group, Inc.™
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Notes on slide 17 – 1Q21 outlook vs. 4Q20 See above note on non-GAAP financial measures. Notes on slide 18 – Key messages See above note on non-GAAP financial measures. See above general note e). Notes on slide 20 – Year-over-Year Underlying results See above note on non-GAAP financial measures. Notes on slide 21 – Linked-quarter Underlying results See above note on non-GAAP financial measures. Notes on slide 22 – Full year Underlying results See above note on non-GAAP financial measures. Notes on slide 23 – Credit quality – monitoring delinquencies as forbearance programs wind down Represents portion of the portfolio granted forbearance; percentage based on principal balances. Represents loans in which principal and/or interest was suspended for COVID-19 relief Total excludes business banking Notes on slide 24 – Allocation of allowance for credit losses by product type Includes commercial leases. See above note on non-GAAP financial measures. Notes on slide 25 – Commercial credit – diversified portfolio with prudent credit discipline All other includes sectors with a balance less than 1% of total CFG loans. See above general note d). See above note on non-GAAP financial measures Notes on slide 26 – Retail credit - diversified portfolio with prudent credit discipline See above general note d). Notes on slide 27 – Reiterating medium-term financial targets See above note on non-GAAP financial measures. Notes on slide 28 – FY2021 expense outlook See above note on non-GAAP financial measures. Notes on slide 30 – Notable Items See above note on non-GAAP financial measures. Notes continued